Exhibit 99.10(a)

[SUTHERLAND ASBILL & BRENNAN LLP]

THOMAS E. BISSET

DIRECT LINE: 202.383.0118

E-mail: thomas.bisset@sutherland.com

June 19, 2015

Board of Directors

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, Alabama 35223

RE:                          Protective Dimensions II Variable Annuity

Pre-Effective Amendment No. 1

Directors:

We hereby consent to the reference to our name under the heading “Legal Matters” in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the Form N-4 registration statement for Protective Variable Annuity Separate Account (File No. 333-201921) by Protective Life Insurance Company with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Sincerely,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ Thomas E. Bisset
Thomas E. Bisset